SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date  of  report  (Date  of  earliest  event  reported):  March  2,  2004
                                                             -----------------


                             The  Leather  Factory,  Inc.
                             ----------------------------
            (Exact  Name  of  Registrant  as  Specified  in  Its  Charter)


                                     Delaware
                                     --------
                 (State  or  Other  Jurisdiction  of  Incorporation)


          1-12368                                75-2543540
 --------------------------        ---------------------------------------
 (Commission  File  Number)        (IRS  Employer  Identification  Number)


       3847  East  Loop  820  South,  Fort  Worth,  Texas     76119
       --------------------------------------------------     -----
       (Address  of  Principal  Executive  Offices)     (Zip  Code)


                               (817)  496-4414
                               ---------------
            (Registrant's  Telephone  Number,  Including  Area  Code)


  _____________________________________________________________________________
     (Former  Name  or  Former  Address,  if  Changed  Since  Last  Report)

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

     (c)     Exhibits.
               99.1  Press  release  dated  March  2,  2004.

ITEM  12.  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION

     The Registrant is furnishing the press release attached as Exhibit 99.1 announcing the Registrant's 2003 financial results. This press release was issued on March 2, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE  LEATHER  FACTORY,  INC.

Date:  March  2,  2004                  BY:  /s/  Wray  Thompson
                                             -------------------
                                        Wray Thompson, Chairman of the Board
                                          and  Chief  Executive  Officer

                                                                    EXHIBIT 99.1
                                                                    ------------


          FOR IMMEDIATE RELEASE                          MARCH 2, 2004

           THE LEATHER FACTORY, INC. REPORTS 2003 FINANCIAL RESULTS -
                    REVENUE OF $41.7 MILLION AND EPS OF $0.27


FORT WORTH, TEXAS - The Leather Factory, Inc. (AMEX: TLF), the world's largest specialty retailer and wholesale distributor of leather and leathercraft products, today reported results for the year ended December 31, 2003. Consolidated net sales for the year were up 5.0% to $41.7 million over 2002 sales of $39.7 million. Net income for 2003 was $2.7 million compared to a net loss of $1.4 million for 2002, or basic earnings per share for 2003 of $0.27 versus $(0.14) for 2002. Diluted earnings per share was $0.25 for 2003 and $(0.13) for 2002. The 2002 results included a $4.0 million charge, net of tax, for the cumulative effect of a previously reported accounting change. Net income for 2002 before the cumulative effect of the accounting change was $2.6 million or $0.26 per share (basic) and $0.24 per share (diluted).

2003  Accomplishments:

-     Addition  of  12  new  Tandy  Leather  retail  stores
- Tandy Leather retail store sales up 144% over 2002, a result of both new store openings and increasing store sales
-     Improved  gross  profit  margin to 54.4% in 2003 from 53.7% as a result of
      increased  retail  sales  and  efficient     purchasing
- Improved net income to $2.7 million in 2003 from a loss of $1.4 million in 2002 (after accounting charge of $4.0 million)
-     Bank  debt  reduced  from  $4.2  million  to  $1.8  million
- Increased operating cash flow by 133% to $3.3 million in 2003 from $1.4 million in 2002
- Secured a $5 million, two-year line of credit with Wells Fargo Bank Texas, N.A. with reduced fees and interest rates (below prime) from the previous credit arrangement
-     Addition of an experienced institutional investor to Board of Directors

Divisional  analysis:

The Tandy Leather division reported sales for the year were up $1.8 million, or 24.8%, to $9.2 million in 2003 from $7.4 million in 2002. The Company opened 12 new Tandy Leather retail stores in 2003, increasing the total number of retail stores from 14 at year-end 2002 to 26 at December 31, 2003. The 2002 sales consisted of $3.6 million from Tandy's central mail order facility, which closed on September 1, 2002, combined with the retail stores contributing sales of $3.8 million. The resulting sales increase at the stores from 2002 to 2003 was $5.4 million.

The Leather Factory warehouse distribution center sales were up $371,000, or 1.2%, from $30.3 million in 2002 to $30.7 million in 2003, as a result of an increase in retail sales for the year. This increase was partially offset by a decrease in sales to national accounts. The Company believes that this decrease arose from planned and expected periodic adjustments to purchasing programs and therefore assumes the decline is temporary.

Robert, Cushman's sales for 2003 decreased $216,000, or 10.6%, due to the continued slowdown in the overall hat industry during the last half of the year.

Consolidated gross profit margins for the year increased from 53.7% in 2002 to 54.4% in 2003. Operating expenses for 2003 were $18.6 million, or 44.6% of sales, compared to $17.2 million, or 43.3% of sales, in 2002. The increase in operating expenses in 2003 is predominantly associated with an increase in advertising efforts and investor relations activities.

Wray Thompson, Chairman and Chief Executive Officer, commented, "We are pleased with the continued sales growth, particularly in the Tandy Leather retail operation. The Leather Factory warehouse distribution centers and Tandy Leather stores are performing well and our Tandy store openings are on schedule. We were able to improve our gross margins slightly for the year and held our fourth quarter operating expenses to match the same percentage of sales in last year's fourth quarter. In 2004, we plan to continue to create shareholder value by focusing on three goals - increasing sales and earnings from existing locations, opening 10-15 new Tandy Leather stores and improving our operating margins."

Financial  Outlook:

The following statements are based on TLF's current expectations as of March 2, 2004. These statements are forward-looking statements and should be read in conjunction with the cautionary information about these statements that appears below.

The Company plans to open 10-15 new Tandy Leather stores in 2004 and estimates consolidated net sales for 2004 will be in the range of $46 to $47 million. Basic and diluted EPS for 2004 are expected to be in the range of $0.34 to $0.37 and $0.32 to $0.34, respectively. Average basic and diluted shares outstanding in 2004 are estimated to be approximately 10.5 million and 11 million shares, respectively. The Company assumes an effective tax rate for the year between 35% and 37%.

The Leather Factory, Inc., (http://www.leatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, shoe repair supplies, saddle and tack hardware, and do-it-yourself leathercraft kits. The Company distributes its products worldwide though its Leather Factory stores, Tandy Leather retail stores and mail/telephone/website orders (http://www.tandyleather.com). Its common stock trades on the American Stock Exchange with the symbol "TLF".

Contact:  Wray Thompson,     The Leather Factory, Inc.   (817)  496-4414
          Shannon L. Greene, The Leather Factory, Inc.sgreene@leatherfactory.com

This news release contains forward-looking statements. All forward-looking statements made here or in other news releases issued by The Leather Factory, Inc. are based on current expectations as of the date of the release. These forward-looking statements involve risks and uncertainties that could cause the results of The Leather Factory, Inc. to differ materially from management's current expectations. Many of these risks and uncertainties are detailed from time to time in TLF's reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Additional risks and uncertainties will be described in TLF's annual report on Form 10-K for 2003 to be filed with the SEC. Investors are reminded that past performance may not be predictive of future results.

Selected  financial  data:

                               FOR THE YEAR ENDED
NET SALES:                   12/31/03     12/31/02
                           -----------  -----------
     Leather Factory       $30,684,092  $30,313,478
     Tandy Leather           9,216,838    7,387,874
     Cushman                 1,811,261    2,027,263
                           -----------  -----------
          Total            $41,712,191  $39,728,615
                           ===========  ===========


                                                        FOR THE YEAR ENDED
TANDY LEATHER SALES DETAIL:                            12/31/03    12/31/02
                                                      ----------  ----------
     Retail stores (26 in 2003; 14 in 2002)           $9,216,838  $3,782,787
     Centralized mail order facility (closed 9/1/02)           -   3,605,087
                                                      ----------  ----------
          Total                                       $9,216,838  $7,387,874
                                                      ==========  ==========

                            THE LEATHER FACTORY, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                            2003          2002
                                                                        ------------  ------------

NET SALES                                                               $41,712,191   $39,728,615
COST OF SALES                                                            19,020,292    18,393,914
                                                                        ------------  ------------
Gross Profit                                                             22,691,899    21,334,701

OPERATING EXPENSES                                                       18,594,240    17,202,927
                                                                        ------------  ------------
INCOME FROM OPERATIONS                                                    4,097,658     4,131,774

OTHER (INCOME) EXPENSE:
   Interest expense                                                         206,942       246,878
   Other, net                                                               (81,774)       65,039
                                                                        ------------  ------------
Total other expense                                                         125,168       311,917
                                                                        ------------  ------------
INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT
OF CHANGE IN ACCOUNTING PRINCIPLE                                         3,972,490     3,819,857

PROVISION FOR INCOME TAXES                                                1,232,116     1,224,868
                                                                        ------------  ------------
NET INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE     2,740,374     2,594,989

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE,
NET OF INCOME TAXES                                                               -    (4,008,831)
                                                                        ------------  ------------
NET INCOME (LOSS)                                                       $ 2,740,374   $(1,413,842)
                                                                        ============  ============

NET INCOME (LOSS) PER COMMON SHARE - BASIC:
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCTG PRINCIPLE . . . . .  $      0.27   $      0.26
CUMULATIVE EFFECT OF CHANGE IN ACCTG PRINCIPLE, NET OF TAX . . . . . .            -         (0.40)
                                                                        ------------  ------------
                                                                        $      0.27   $     (0.14)
                                                                        ============  ============

NET INCOME (LOSS) PER COMMON SHARE - BASIC:
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCTG PRINCIPLE . . . . .  $      0.25   $      0.24
CUMULATIVE EFFECT OF CHANGE IN ACCTG PRINCIPLE, NET OF TAX . . . . . .            -         (0.37)
                                                                        ------------  ------------
                                                                        $      0.25   $     (0.14)
                                                                        ============  ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
  Basic. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10,323,549    10,063,581
  Diluted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10,861,305    10,761,670

                            THE LEATHER FACTORY, INC.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

                                                                    DECEMBER 31, 2003    DECEMBER 31, 2002
                              ASSETS
CURRENT ASSETS:
Cash                                                                $        1,728,344   $          101,557
Cash restricted for payment on revolving credit facility                             -              553,839
Accounts receivable-trade, net of allowance for doubtful accounts
  of $31,000 and $78,000 in 2003 and 2002, respectively                      1,828,738            1,938,698
Inventory                                                                   11,079,893           12,695,344
Prepaid income taxes                                                           206,023               55,644
Deferred income taxes                                                          134,312              159,090
Other current assets                                                           702,236              672,117
                                                                    -------------------  -------------------
Total current assets                                                        15,679,546           16,176,289
                                                                    -------------------  -------------------

PROPERTY AND EQUIPMENT, at cost                                              5,574,992            5,321,749
Less accumulated depreciation and amortization                              (3,669,099)          (3,301,898)
                                                                    -------------------  -------------------
                                                                             1,905,893            2,019,851
                                                                    -------------------  -------------------

GOODWILL, net of accumulated amortization of $758,000 and
734,000 in 2003 and 2002, respectively                                         704,235              686,484
OTHER INTANGIBLES, net of accumulated amortization of
164,000 and $113,000 in 2003 and 2002, respectively                            432,549              483,507
OTHER assets                                                                   336,183              309,471
                                                                    -------------------  -------------------
                                                                    $       19,058,406   $       19,675,602
                                                                    ==================   ===================

                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade                                              $        1,545,079   $        1,594,909
Accrued expenses and other liabilities                                       1,000,427            2,503,331
Notes payable and current maturities of long-term debt                           1,134            4,218,968
                                                                    -------------------  -------------------
Total current liabilities                                                    2,546,640            8,317,208
                                                                    -------------------  -------------------

DEFERRED INCOME TAXES                                                          209,289              186,076

NOTES PAYABLE AND LONG-TERM DEBT, net of current maturities                  1,792,984                2,256

COMMITMENTS AND CONTINGENCIES                                                        -                    -

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares
authorized, none issued or outstanding                                               -                    -
Common stock, $0.0024 par value; 25,000,000 shares
authorized, 10.487,961 and 10,149,961 shares issued
and outstanding at 2003 and 2002, respectively                                  25,171               24,360
Paid-in capital                                                              4,673,158            4,163,901
Retained earnings                                                            9,804,719            7,064,345
Less:  Notes receivable-secured by common stock                                (20,000)             (44,003)
Accumulated other comprehensive loss                                            26,445              (38,541)
                                                                    -------------------  -------------------
Total stockholders' equity                                                  14,509,493           11,170,062
                                                                    -------------------  -------------------
                                                                    $       19,058,406   $       19,675,602
                                                                    ==================   ===================

                            THE LEATHER FACTORY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                     2003          2002
                                                                 ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                $ 2,740,374   $(1,413,842)
Adjustments to reconcile net income (loss) to net cash
   provided by operating activities -
     Depreciation and amortization                                   529,262       491,312
     Loss on disposal of assets                                       (9,103)            -
     Amortization of deferred financing costs                              -        37,038
     Deferred income taxes                                            47,086       (30,184)
     Other                                                            48,140        (2,502)
     Cumulative effect of change in accounting principle.                  -     4,008,831
     Net changes in assets and liabilities, net of effect of
         business acquisitions:
         Accounts receivable-trade, net                              109,960       359,255
         Inventory                                                 1,615,451    (3,463,866)
         Income taxes                                               (150,380)       16,124
         Other current assets                                        (30,120)     (192,726)
         Accounts payable-trade                                      (49,831)      291,311
         Accrued expenses and other liabilities                   (1,502,903)    1,332,179
                                                                 ------------  ------------
Total adjustments                                                    607,562     2,846,772
                                                                 ------------  ------------
Net cash provided by operating activities                          3,347,936     1,432,930
                                                                 ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                  (360,202)   (1,073,515)
Payments in connection with businesses acquired                            -      (435,747)
Proceeds from sale of assets                                           6,217             -
(Increase) decrease in other assets                                  (27,970)      (14,754)
Other intangible costs                                                     -        (1,625)
                                                                 ------------  ------------
Net cash used in investing activities                               (381,955)   (1,525,641)
                                                                 ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in revolving credit loans                 (2,420,550)     (286,889)
Payments on notes payable and long-term debt                          (6,557)      (27,482)
Decrease (increase) in cash restricted for payment on revolver       553,839       (62,110)
Payments received on notes secured by common stock                    24,003        27,936
Proceeds from issuance of common stock and warrants                  510,068       133,774
                                                                 ------------  ------------
Net cash used in financing activities                             (1,339,195)     (214,772)
                                                                 ------------  ------------
NET INCREASE (DECREASE) IN CASH                                    1,626,786      (307,483)

CASH, beginning of period                                            101,557       409,040
                                                                 ------------  ------------
CASH, end of period                                              $ 1,728,343   $   101,557
                                                                 ============  ============


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period                                  $   216,275   $   213,791
Income tax paid during the period, net of (refunds)                1,138,799     1,254,679